Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, the undersigned officer of Genesis HealthCare Corporation (the Company) does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarterly period ended December 31, 2006 (the Report) that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 9, 2007	/s/ George V. Hager, Jr.

George V. Hager, Jr.
Chief Executive Officer
     The foregoing certification is being furnished solely pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code and is not being filed as part of the Report or as a separate disclosure document.